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                                  EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                            INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-58027, 33-67858, 33-30939, 33-44211,
33-81984, 333-37063, 333-20447, 333-56103 and 333-65291) and on Form S-3 (File
Number 333-16309) of Phoenix Technologies Ltd. of our report dated January 29, 1998, relating to the consolidated financial statements of Award Software International, Inc. for the year ended December 31, 1997, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 17, 1999